                                                                      EXHIBIT 11

                      ATALANTA/SOSNOFF CAPITAL CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
                THREE AND SIX MONTHS ENDED JUNE 30, 1999 AND 1998
                                   (UNAUDITED)

                                              THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                   JUNE 30,                            JUNE 30,
                                         ------------------------------      -----------------------------
                                            1999                1998            1999               1998
                                            ----                ----            ----               ----
PRIMARY:
     Earnings:
     Net income                          $5,185,562          $1,884,113      $8,082,218         $3,674,477
                                         ==========          ==========      ==========         ==========

Weighted average common shares
  outstanding                             9,274,159           9,587,401       9,306,103          9,587,401

Add - common stock equivalents
  from in the money options                   8,514              22,119           8,219             20,777
                                              -----              ------           -----             ------

Dilutive weighted average common
 shares outstanding                       9,282,673           9,609,520       9,314,322          9,608,178
                                          =========           =========       =========          =========

Earnings per common share - basic             $0.56               $0.20           $0.87              $0.38
                                              =====               =====           =====              =====

Earnings per common share - diluted           $0.56               $0.20           $0.87              $0.38
                                              =====               =====           =====              =====

Antidilutive options                        200,000             -------         200,000            -------
                                            =======             =======         =======            =======

            See Notes to Condensed Consolidated Financial Statements

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